                                                                  EXHIBIT 10.104





                            NEXELL THERAPEUTICS, INC.
                          RETENTION AND SEVERANCE PLAN
                            FOR SENIOR STAFF MEMBERS
                                       AND
                            SUMMARY PLAN DESCRIPTION

                            NEXELL THERAPEUTICS, INC.
                          RETENTION AND SEVERANCE PLAN
                            FOR SENIOR STAFF MEMBERS
                          AND SUMMARY PLAN DESCRIPTION

Effective July 24, 2001, this document outlines the terms and conditions of the Nexell Therapeutics, Inc. Retention and Severance Plan for Senior Staff Members maintained by Nexell Therapeutics, Inc. to provide severance benefits and certain bonus payments to eligible employees of the Company in anticipation of their termination of employment. This document shall serve as both the plan document and the summary plan description, as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations issued thereunder. The Plan is intended to qualify as an employee welfare benefit plan under ERISA, and it shall be interpreted and construed in a manner consistent with such intention.

                                    ARTICLE I
                                   DEFINITIONS

The following capitalized words and phrases, when used in the text of the Plan document, shall have the meanings set forth below. Words used in the Plan in the singular shall include the plural and in the plural the singular and the gender of words used shall be construed to include whichever gender may be appropriate under any particular circumstances.

1.1      Annual Base Pay
         ---------------

         "Annual Base Pay" means the Participant's annual base salary or wages in effect on the date of the Participant's termination of employment with the Company, exclusive of overtime pay, incentive payments, bonus payments, commissions and other miscellaneous payments.

1.2      Board
         -----

         "Board" means the Board of Directors of the Company or any individual or committee appointed by the Board of Directors of the Company and vested with the authority to carry out the duties as allocated to the Board of Directors of the Company in the Plan or otherwise by the Board of Directors of the Company.

1.3      COBRA Contribution Benefit
         --------------------------

         "COBRA Contribution Benefit" means the benefit described in, and subject to the terms of, Section 2.2(b).

1.4      Code
         ----
         "Code" means the Internal Revenue Code of 1986, as amended.

1.5      Company
         -------

         "Company" means Nexell Therapeutics, Inc., or any successor entity thereof.

1.6      Discretionary Bonus
         -------------------

         "Discretionary Bonus" means the benefit described in, and subject to the terms of, Section 5.

1.7      Employee
         --------

         "Employee" means a person who is classified by the Company as an employee and who is designated by the Company as a member of the Company's senior staff, but excluding the Chief Executive Officer of the Company.

1.8      Outplacement Benefit
         --------------------

         "Outplacement Benefit" means the benefit described in, and subject to the terms of, Section 2.2(c).

1.9      Participant
         -----------

         "Participant" means an Employee who is entitled to receive a Severance Benefit, a Retention Bonus, a Performance Bonus or a Discretionary Bonus.

1.10     Performance Bonus
         -----------------

         "Performance Bonus" means the benefit described in, and subject to the terms of, Section 4.

1.11     Performance Milestones
         ----------------------

         "Performance Milestones" means the criteria, as described in Section 4.1(c), that must be satisfied in order for an otherwise eligible Employee to receive a Performance Bonus.

1.12     Plan
         ----

         "Plan" means the Nexell Therapeutics, Inc. Retention and Severance Plan for Senior Staff Members as set forth herein and as may be amended from time to time.

1.13     Retention Bonus
         ---------------

         "Retention Bonus" means the benefit described in, and subject to the terms of, Section 3.

1.14     Severance Benefit
         -----------------

         "Severance Benefit" means the benefit described in, and subject to the terms of, Section 2.

1.15     Severance Payment
         -----------------

         "Severance Payment" means the benefit described in, and subject to the terms of, Section 2.2(a).

1.16     Weekly Base Pay
         ---------------

         "Weekly Base Pay" means the Participant's base salary or wages in effect on the date of the Participant's termination of employment with the Company, exclusive of overtime pay, incentive payments, bonus payments, commissions and other miscellaneous payments, appropriately converted to a weekly amount.

                                    SECTION 2
                               SEVERANCE BENEFITS

2.1      Eligibility. An Employee whose employment with the Company is
         -----------
         involuntarily terminated on or after July 24, 2001 but no later than June 15, 2002, other than for cause as defined below, shall be eligible to receive a Severance Benefit. Involuntary termination of employment, other than for cause, for purposes of the Plan includes but is not limited to job elimination or staff reductions. Notwithstanding the preceding sentence, an Employee whose employment termination is described in subsections (a), (b) and (c) of this Section 2.1 shall not be eligible to receive a Severance Benefit.

         (a)      Involuntary Termination for Cause. An Employee whose
                  ---------------------------------
                  employment with the Company is involuntarily terminated for cause will not be eligible to receive a Severance Benefit. Involuntary termination of employment for cause for purposes of the Plan and as determined by the Company includes but is not limited to unsatisfactory job performance, violation of the Company's policies or other misconduct, as determined within the sole and absolute discretion of the Board.

         (b)      Voluntary Termination.  As determined by the Company, an
                  ----------------------
                  Employee who voluntarily terminates employment with the Company is not eligible to receive a Severance Benefit.

         (c)      Employment Continuation. As determined by the Company, an
                  -----------------------
                  Employee whose employment with the Company is involuntarily terminated but who has received an offer of regular or transitional employment from Baxter as of the date of such termination of employment with the Company will not be eligible to receive a Severance Benefit.

2.2      Severance Benefit. An Employee entitled to receive a Severance Benefit
         ------------------
         under Section 2.1 shall receive the following benefits:

         (a)      Severance Payment. The Severance Payment shall be a lump sum
                  -----------------
                  payment equal to a multiple of the Employee's Weekly Base Pay. The multiple shall not be less than two (2) or greater than eight (8) and shall be determined in the sole discretion of the Board based on the Employee's position at the time of his or her termination of employment.

         (b)      COBRA Contribution Benefit. With respect to an Employee
                  ----------------------------
                  participating in a group health plan sponsored by the Company on the date of his or her termination of employment, the COBRA Contribution Benefit shall be a lump sum payment equal to the cost of the applicable premium that the Employee would have to pay for the first three months of continuation of coverage under such group health plan sponsored by the Company upon termination of employment if the Employee elected continuation of coverage under Section 4980B(f) of the Code with respect to the Employee and all dependents covered under the group health plan on the date the Employee terminates employment. With respect to an Employee who is not participating in a group health plan sponsored by the Company on the date of his or her termination of employment, the COBRA Contribution Benefit shall be $500.00.

         (c)      Outplacement Benefit. The Company will provide professional
                  --------------------
                  outplacement services, as defined and selected by the Company, for a period of up to three (3) months following the Employee's termination of employment. An Employee entitled to receive this Outplacement Benefit may elect to receive a lump sum payment, calculated by the Company in its sole discretion, in lieu of receiving the professional outplacement services.

         The Company shall make any lump sum payments which are part of the Severance Benefit to a Participant as soon as administratively practicable following the later of the Company's receipt of an executed separation release and acknowledgment, as described in Section 2.3, and the expiration of any waiting periods described in such separation release.

2.3      Separation Release and Acknowledgment. The receipt of a Severance
         -------------------------------------
         Benefit described under this Section 2 is conditioned upon the following:

         (a) the Participant's signing of a release deemed appropriate by the Company in which the Participant releases and/or waives any and all claims the Participant may have against the Company;

         (b)      the release described in Section 2.3(a) becoming effective;
                  and

         (c) any other requirements as determined solely by the Company which are related to the Participant's termination of employment with the Company.

         The Company has the sole and absolute discretion to determine the appropriateness of any release described in Section 2.3(a).

                                    SECTION 3
                                 RETENTION BONUS

3.1      Eligibility. An Employee who is actively employed on September 14, 2001
         -----------
         and who either (i) continues to be employed by the Company through December 31, 2001 or (ii) involuntarily terminates employment, other than for cause as described in Section 2.1(a), with the Company prior to December 31, 2001, shall be eligible to receive the Retention Bonus. The Company shall determine whether the eligibility requirements described in this Section 3.1 have been met by an Employee.

3.2      Retention Bonus. An Employee entitled to receive a Retention Bonus
         ---------------
         under Section 3.1 shall receive a lump sum payment equal to twenty-five percent (25%) of the Employee's Annual Base Pay as soon as practicable following the earlier of (i) December 31, 2001, or (ii) his or her termination of employment.

                                    SECTION 4
                                PERFORMANCE BONUS

4.1      Eligibility.  An Employee shall be eligible to receive a Performance
         -----------
         Bonus if all of the following requirements are met:

         (a)      The Employee is actively employed on September 14, 2001;

         (b) The Employee either (i) continues to be employed by the Company through March 31, 2002 or (ii) (A) involuntarily terminates employment, other than for cause as described in
                  Section 2.1(a), with the Company prior to March 31, 2002 and
                  (B) the Performance Milestones described in Section 4.1(c) have all been met as of such date of termination of employment.

         (c) The following Performance Milestones are each met, as determined in the sole discretion of the Board:

                  (1) On or before September 30, 2001, the Company prepares a comprehensive description of the Company's business plans, including financial projections, for development of cell-based therapeutic products;

                  (2) On or before December 1, 2001, the Company completes its transition duties related to the transfer of the Toolbox distribution business, as described in the August 2001 Agreements between the Company and Baxter, and as mutually agreed between the parties; and

                  (3) On or prior to March 15, 2002, the Company presents to the Board either a bona fide proposal to raise five million dollars ($5,000,000) in equity investment or a bona fide proposal to merge the Company with another and such proposal is accepted by the Board.

         The Company shall determine whether the eligibility requirements described in this Section 4.1 have been met by an Employee.

4.2      Performance Bonus. An Employee entitled to receive a Performance Bonus
         -----------------
         under Section 4.1 shall receive a lump sum payment equal to twenty-five percent (25%) of the Employee's Annual Base Pay as soon as administratively practicable following the earlier of (i) March 31, 2002 or (ii) his or her termination of employment.

                                    SECTION 5
                               DISCRETIONARY BONUS

5.1      Eligibility. An Employee who is designated by the Board as eligible for
         -----------
         a Discretionary Bonus shall be eligible to receive the Discretionary Bonus. The Board shall have the sole discretion to determine whether an Employee shall be designated as eligible to receive a Discretionary Bonus.

5.2      Discretionary Bonus. An Employee entitled to receive a Discretionary
         -------------------
         Bonus under Section 5.1 shall receive a lump sum payment equal to the amount designated by the Board, in its sole discretion.

                                    SECTION 6
                              PAYMENTS AND FUNDING

6.1      Disbursement of Payments. With respect to amounts paid by the Company
         ------------------------
         to a Participant in accordance with Sections 2, 3, 4 and 5, the appropriate withholding taxes and any other monies, debts or financial obligations owed to the Company by the Participant will be deducted from all benefit payments.

6.2      Funding. The Plan is unfunded for purposes of ERISA and the Code. All
         -------
         benefits under the Plan shall be paid from the general assets of the Employer.

                                    SECTION 7
                            ADMINISTRATION AND CLAIMS

7.1      Plan Administrator. The Board is the administrator of the Plan and has
         ------------------
         sole and absolute power and discretion to interpret and construe the terms and provisions of the Plan. Except as otherwise set forth in the Plan, such power and discretion shall include but not be limited to the authority to determine eligibility for participation in the Plan and the receipt of benefits under the Plan. All decisions of the Board are final, binding and conclusive. Except as provided herein, any delegation of the powers and authority of the Board must be made pursuant to a written document. The Board may be contacted at the following address and phone number:

                  Nexell Therapeutics, Inc.
                  9 Parker
                  Irvine, CA 92618-1605
                  949-470-9011

7.2      Claims for Benefits. Benefits will be paid to eligible Participants
         -------------------
         pursuant to Sections 2, 3, 4, 5 and 6. Any Participant who believes that he or she has not received a benefit to which he or she is entitled may file a claim with the Chief Executive Officer of the Company setting forth his or her claim. Upon receipt of a claim, the Chief Executive Officer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the Chief Executive Officer may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the Chief Executive Officer shall advise the Participant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the Chief Executive Officer expects to render the benefit determination. If the claim is denied in whole or in part, the Chief Executive Officer will render a written opinion using language calculated to be understood by the Participant setting forth:

                           (a)      the specific reason or reasons for denial;

                           (b) the specific references to pertinent Plan provisions on which the denial is based;

                           (c) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation why such material or such information is necessary;

                           (d) appropriate information as to the steps to be taken if the Participant wishes to submit the claim for review, including a statement of the Participant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

                           (e) the time limits for requesting a review under Section 7.3.

         If the claim is approved, the Participant's benefits will be adjusted accordingly.

7.3      Appeal of Denials of Benefits. A Participant who receives notice of
         -----------------------------
         denial of benefits under Section 7.2 must appeal to the Board in writing within sixty (60) days after the receipt of the written notice. Such request must be addressed to the Board at the Company's then current address. The Participant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under Section 7.4 without regard to whether such information was submitted or considered in the initial benefit determination. The Participant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Chief Executive Officer in making his or her initial claims decision, (ii) was submitted, considered or generated in the course of the Chief Executive Officer making his or her initial claims decisions, without regard to whether such instrument was actually relied upon by the Chief Executive Officer in making his or her decision or (iii) demonstrates compliance by the Chief Executive Officer with his or her administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Participant does not request a review of the Chief Executive Officer's determination within such 60-day period, he or she shall be barred and estopped from challenging such determination.

7.4      Review of Appeals. Within a reasonable period of time, ordinarily not
         -----------------
         later than sixty days, after the Board's receipt of a request for a review, it will review all appeals to reach a final decision as to whether the denial of benefits was justified. If special circumstances require that the sixty-day time period be extended, the Board will notify the Participant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Board expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. The Board has discretionary authority to determine eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Board decides in its discretion that the Participant is entitled to them. The decision of the Board shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Participant. If the Board makes an adverse benefit determination on review, the Board will render a written opinion using language calculated to be understood by the Participant setting forth:

                           (a)      the specific reason or reasons for denial;

                           (b) the specific references to pertinent Plan provisions on which the denial is based;

                           (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Board in making its decision, (ii) was submitted, considered or generated in the course of the Board making its decision, without regard to whether such instrument was actually relied upon by the Board in making its decision or (iii) demonstrates compliance by the Board with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

                           (d) a statement of the Participant's right to bring civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

7.5      Indemnification of Administrator
         --------------------------------

         The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee of the Company serving as the Plan Administrator or as a member of the Board designated as Plan Administrator (including any employee or former employee who formerly served as Plan Administrator or as a member of the Board) and any employee action on behalf of the Company as Plan Administrator against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan if such act or omission is taken in good faith and is neither criminal nor willful misconduct.

                                    SECTION 8
                               GENERAL PROVISIONS

8.1      No Guarantee of Employment or Other Benefits. Except for Employees
         --------------------------------------------
         subject to an employment agreement which states otherwise, employment with the Company is on an "at will" basis. This means that the employment relationship may be terminated at any time by either the Employee or the Company for any reason not expressly prohibited by law. Any representation to the contrary is invalid and unenforceable and should not be relied upon, unless set forth in a written contract of employment, signed on behalf of the Company by an authorized officer. Participation in this Plan and the receipt of benefits under this Plan shall not automatically be deemed employment for purposes of any other employee benefit plan including, without limitation, participation in
         (i) any other benefit plan such as medical, dental, disability or other welfare benefit plan, (ii) any retirement or 401(k) plan or (iii) any other type of benefit.

8.2      Amendment or Termination. The Company reserves the right to modify or
         ------------------------
         terminate the Plan at any time. The Company through the Board or any committee designated by the Board may amend the Plan pursuant to a formal resolution. If this is done, eligible Participants will be notified of any important changes.

8.3      Assignment of Benefits. A Participant's right to benefits under the
         ----------------------
         Plan cannot be sold or assigned and such benefits are not subject to garnishment or attachment until they are actually paid.

                                    SECTION 9
                                ERISA PROVISIONS

9.1      Plan Sponsor.  The Company is the sponsor of the Plan for purposes of
         ------------
         ERISA, and its name and address are as follows:

                  Nexell Therapeutics, Inc.
                  9 Parker
                  Irvine, CA 92618-1605

9.2      Agent for Service of Legal Process. The name and address of the
         ----------------------------------
         designated agent for service of legal process under the Plan is:

                  Nexell Therapeutics, Inc.
                  General Counsel
                  9 Parker
                  Irvine, CA 92618-1605

9.3      Fiscal Year of the Plan. The fiscal year of the Plan begins on January
         -----------------------
         1 and ends on December 31 of each calendar year. The first year of the Plan shall be a short plan year beginning on July 24, 2001 and ending on December 31, 2001.

9.4      Employer I.D. Number. The Company's employer identification number for
         --------------------
         federal income tax purposes is 52-2059352.

9.5      Plan Number. The three-digit number assigned to the Plan for
         -----------
         identification purposes is 501.
                                    ---

9.6      Type of Plan and Plan Administration. This Plan is a severance pay plan
         ------------------------------------
         which is a welfare benefit plan under ERISA. Benefits are self-administered.

9.7      Governing Laws. This Plan shall be construed, governed and administered
         --------------
         in accordance with the laws of the State of California to the extent such laws are not preempted by ERISA or the Code.

9.8      Statement of ERISA Rights. Participants in the Plan are entitled to
         -------------------------
         certain rights and protections under ERISA. ERISA provides that all Plan Participants are entitled to:

         Receive Information About Your Plan and Benefits

              Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

              Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

         Prudent Actions by Plan Fiduciaries

              In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of all Plan Participants and beneficiaries. No one, including the Company or any other person, may fire any Participant or otherwise discriminate against any Participant in any way to prevent him or her from obtaining benefits or exercising his or her rights under ERISA.

         Enforce Your Rights

              If a Participant's claim for benefits is denied or ignored, in whole or in part, the Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests a copy of Plan documents or the latest annual report from the Plan and does not receive them within thirty (30) days, he or she may file suit in a federal court. In such a case, the court may require the Company to provide the materials and pay the Participant up to $110 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Company. If a Participant has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if a Participant is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or he or she may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person he or she has sued to pay these costs and fees. If the Participant loses, the court may order him or her to pay these costs and fees if, for example, it finds that the Participant's claim is frivolous.

         Assistance with Your Questions

              Any Participant who has questions about the Plan should contact the Company. Any Participant who has any questions about this statement or about his or her rights under ERISA, or needs assistance in obtaining documents from the Plan Administrator, should contact the nearest Area Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Pension Welfare Benefits Administrator.

         IN WITNESS WHEREOF, Nexell Therapeutics, Inc. has caused this Plan to be executed by a duly authorized officer as of this the 30th day of January, 2002.

                                        NEXELL THERAPEUTICS, INC.

                                        By:_____________________________________
                                           President and CEO

                   AMENDMENT TO THE NEXELL THERAPEUTICS, INC.
              RETENTION AND SEVERANCE PLAN FOR SENIOR STAFF MEMBERS
                                       AND
                            SUMMARY PLAN DESCRIPTION

       WHEREAS, Nexell Therapeutics, Inc. ("Company") previously established the Nexell Therapeutics, Inc. Retention and Severance Plan for Senior Staff Members ("Plan"); and

       WHEREAS, the Company reserved the right to amend the Plan; and

       WHEREAS, the Company desires to amend the Plan to extend certain dates related to the performance bonus;

       NOW, THEREFORE, the Plan is amended as follows:


       1. The first sentence of Section 2.1 is deleted and replaced with the following:

              "An Employee whose employment with the Company is voluntarily terminated on or after July 24, 2001 but no later than June 30, 2002, other than for cause as defined below, shall be eligible to receive a Severance Benefit."


       2. Section 4.1(b) is deleted and replaced with the following:

              (b) The Employee either (i) continues to be employed by the Company through June 30, 2002 or (ii) (A) involuntarily terminates employment, other than for cause as described in
                     Section 2.1(a), with the Company prior to June 30, 2002 and
                     (B) the Performance Milestones described in Section 4.1(c) have all been met as of such date of termination of employment.


       3. Section 4.1(c)(3) is deleted and replaced with the following:

              (3) On or prior to June 30, 2002, the Company presents to the Board either a bona fide proposal to raise five million dollars ($5,000,000) in equity investment or a bona fide proposal to merge the Company with another company and such proposal is accepted by the Board.


       4. Section 4.2 is deleted and replaced with the following:

              4.2    Performance Bonus. An Employee entitled to receive a
                     -----------------
                     Performance Bonus under Section 4.1 shall receive a lump sum payment equal to twenty-five percent (25%) of the Employee's Annual Base Pay as soon as administratively practicable following the earlier of (i) June 30, 2002 or
                     (ii) his or her termination of employment.

       IN WITNESS WHEREOF, the Company has caused this amendment to be executed
this                      day of                 , 2002.
     --------------------        ----------------

                                             NEXELL THERAPEUTICS, INC.


                                             By
                                               ---------------------------------

                                        2